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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated March 17, 2006 relating to the financial statements and financial statement schedule of Progress Rail Services Corporation and subsidiaries and Progress Metal Reclamation Company and subsidiary and of Progress Rail Services, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP
Birmingham, Alabama
May 1, 2006

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM